UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2014 (October 15, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2014, Clean Diesel Technologies, Inc. (the “Company”), ECS Holdings, Inc., its indirect subsidiary (“ECS Holdings”),  and Engine Control Systems Ltd., a wholly-owned subsidiary of ECS Holdings (“ECS Reno”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with SES USA Inc. (“SES”), pursuant to which ECS Reno sold certain assets to SES comprising ECS Reno’s business of manufacturing, assembling and supplying custom fabricated exhaust parts and accessories (the “Business”). SES is affiliated with Shuttleworth Exhaust Systems Inc., an Ontario, Canada corporation which was divested by ECS Holdings in 2007 and is a distributor for the Company’s products.

Under the terms of the Asset Purchase Agreement, SES paid $1.3 million in cash, subject to post-closing adjustment, for ECS Reno’s assets comprising the Business and the assumption of specified liabilities.

The Asset Purchase Agreement contains representations, warranties, covenants and indemnification obligations of the parties customary for transactions similar to those contemplated by the Asset Purchase Agreement as well as provisions regarding confidentiality, non-competition and non-solicitation.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the sale of ECS Reno’s assets comprising the Business to SES, ECS Reno and Faunus Group International, Inc. (“FGI”) entered into an agreement, dated October 15, 2014 (the “Termination Agreement”), to terminate the Sale of Accounts and Security Agreement, dated February 14, 2011, among ECS Reno and FGI, as amended (the “Reno ECS-FGI Financing Agreement”). Pursuant to the Termination Agreement, the Company was required to make a final payment of $350,137.39 and FGI agreed to release all encumbrances on Reno ECS’s personal property under the Reno ECS-FGI Financing Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2014, the Company issued a press release providing preliminary information regarding its results of operations for the quarter ending September 30, 2014 and announcing the signing of, and closing of the transactions contemplated by, the Asset Purchase Agreement. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibits
2.1	Asset Purchase Agreement, dated as of October 20, 2014, between Clean Diesel Technologies, Inc., ECS Holdings, Inc., Engine Control Systems Ltd., and SES USA Inc.
10.1	Agreement, dated October 15, 2014, between Engine Control Systems Ltd. and Faunus Group International, Inc.
99.1	Press Release dated October 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

October 21, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer